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                                                                   Exhibit 10.21

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT

     THIS AGREEMENT, made as of the 15th day of May, 2000, by and between Transgenomic, Inc. a Delaware corporation ("BORROWER") and First National Bank of Omaha, a national banking association with principal business offices in Omaha, Nebraska ("BANK").

                              W I T N E S S E T H:

     Background. BANK and BORROWER executed an Amended and Restated Revolving Loan Agreement dated March 8, 2000, (herein, the "AGREEMENT").

Whereas, the parties hereto desire to amend the AGREEMENT.

Therefore, in consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

1. Terms, which are typed herein as all capitalized words and are not defined herein, shall have the same meanings as when described in the AGREEMENT.

2. Section I. Paragraph 5 and 6 of the AGREEMENT is hereby amended to read, effective immediately:

          5. "BORROWING BASE" means, at any time, the amount computed as Total Borrowing Base on the BORROWING BASE CERTIFICATE most recently delivered to, and accepted by, the BANK in accordance with this AGREEMENT, and equal to the lesser of:

          A.   $5,000,000.00; or

          B. The aggregate of (i) eighty percent (80%) of ELIGIBLE ACCOUNTS of the BORROWER, plus (ii) fifty percent (50%) of the Ending Inventory of BORROWER at cost, provided, however, that amounts attributable to Inventory in such computation shall not exceed $1,200,000.00. It is further provided, that for purposes of the foregoing computation, no more than fifty percent (50%) of ELIGIBLE ACCOUNTS used in the foregoing computation may consist of Accounts due from non-United States entities. It is further provided, that no demonstration Inventory of BORROWER located outside of the United States shall be included in such computation.

          6. "BORROWING BASE CERTIFICATE" means a fully completed certificate certified by the chief financial officer of the BORROWER to be correct and delivered to, and accepted by, the BANK.


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Attached hereto, marked Exhibit "A" and by this reference made a part hereof is a form of BORROWING BASE CERTIFICATE, acceptable to BANK, which shall, effective immediately, be used by the parties.

3. Section VI. Paragraph 1.A. 3. of the AGREEMENT is hereby amended to read, effective immediately:

          A.   The BORROWER will furnish the BANK:

               3. Each week (and at any additional time in the discretion of the BANK or if any material deterioration in the BORROWING BASE would be disclosed thereby) and at the time of any request for an advance by BORROWER, a BORROWING BASE CERTIFICATE, as of the end of such period. In the case of a BORROWING BASE CERTIFICATE at the time of an advance request, the same shall be as of the BUSINESS DAY immediately preceding the request. Each BORROWING BASE CERTIFICATE shall be effective only as accepted by the BANK (and with such revisions, if any, as the BANK may require as a condition to such acceptance);

4. BORROWER acknowledges and agrees that BANK is not required to fund any overdrafts on BORROWER's accounts at BANK.

5. Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.


     IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the day and year first above written.


FIRST NATIONAL BANK OF OMAHA       TRANSGENOMIC, INC.



By: /s/ Mark McMillan              By: /s/ Mitchell L. Murphy
   ---------------------------        -----------------------------------------

Title: Vice President              Title: Controller
      ------------------------           -----------





Exhibit A - Borrowing Base Certificate
Exhibit B - Promissory Note

                                                                      #93435.2
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